NAME CHANGE AMENDMENT TO DECLARATION OF TRUST

                   FIRST TRUST SENIOR FLOATING RATE PLUS FUND

                                DECEMBER 8, 2013

       WHEREAS, the Declaration of Trust of First Trust First Trust Senior Loan Plus Fund (the "Trust") was made as of the 15th day of December, 2010 and amended as of the 8th day of March, 2011 to change the name of the Trust to First Trust Senior Floating Rate Plus Fund (the "Declaration");

       WHEREAS, the Board of Trustees, pursuant to the authority granted to them by Section 11.1 of the Declaration, now desire to amend the Declaration to further change the name of the Trust, effective as of December 8, 2013, to

                  First Trust Floating Rate High Income Fund;

       NOW, THEREFORE, the Board of Trustees does hereby amend the Declaration, effective as of December 8, 2013, to change the name of the Trust to First Trust Floating Rate High Income Fund; and in all places in the Declaration where the name of the Trust appears, such name be and it hereby is changed to First Trust Floating Rate High Income Fund;

       Except as aforesaid, the Declaration shall remain in full force and effect.

                           [Signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 8th day of December, 2013.


 /s/ James A. Bowen                          /s/ Richard E. Erickson
--------------------------------            ----------------------------------
James A. Bowen, as Trustee                  Richard E. Erickson, as Trustee
and not individually                        and not individually
Address:                                    Address:
c/o First Trust Advisors L.P.               c/o First Trust Advisors L.P.
120 E. Liberty Drive                        120 E. Liberty Drive
Suite 400                                   Suite 400
Wheaton, IL 60187                           Wheaton, IL 60187


 /s/ Thomas R. Kadlec                        /s/ Robert F. Keith
--------------------------------            ----------------------------------
Thomas R. Kadlec, as Trustee                Robert F. Keith, as Trustee
and not individually                        and not individually
Address:                                    Address:
c/o First Trust Advisors L.P.               c/o First Trust Advisors L.P.
120 E. Liberty Drive                        120 E. Liberty Drive
Suite 400                                   Suite 400
Wheaton, IL 60187                           Wheaton, IL 60187


 /s/ Niel B. Nielson
--------------------------------
Niel B. Nielson, as Trustee
and not individually
Address:
c/o First Trust Advisors L.P.
120 E. Liberty Drive
Suite 400
Wheaton, IL 60187